UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission FileNumber)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2008, Immunicon Corporation (“Immunicon”) issued a press release announcing that on April 29, 2008, its common stock began quotation on the Over-the-Counter Bulletin Board (“OTCBB”). As disclosed previously, Immunicon had received notification from The NASDAQ Stock Market (“NASDAQ”) indicating that trading in Immunicon’s common stock would be suspended and Immunicon’s common stock would be delisted from The NASDAQ Capital Market at the opening of business on April 29, 2008, unless Immunicon appealed NASDAQ’s determination. In response, on April 18, 2008, Immunicon notified NASDAQ that it would not submit such a plan but rather would pursue quotation of its common stock on OTCBB.

A copy of Immunicon’s press release announcing quotation of its common stock on OTCBB is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer

Dated: April 29, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release